[GRAPHIC OMITTED]                                        FILED#C5713-99
DEAN HELLER                                                DEC 23 2004
SECRETARY OF STATE                                       IN THE OFFICE OF
204 NORTH CARSON STREET, SUITE 1                         /s/ Dean Heller
CARSON CITY, NEVADA 89701-4299                   DEAN HELLER, SECRETARY OF STATE
(775) 684 5708
WEBSITE: SECRETARYOFSTATE.BIZ


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              Certificate of Amendment
         (PURSUANT TO NRS 78.385 and 78.390)
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Important: Read attached instructions                           ABOVE SPACE IS
before completing form.                                      FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:
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PALOMAR ENTERPRISES, INC.
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2.  The articles have been amended as follows (provide article numbers, if available):
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Article III, as previously amended, is hereby amended to read as follows:

The total number of shares which the Company shall have authority to issue is 25,005,000,000, of which 25,000,000,000 shall be common shares, par value $0.001 per share, (the "Common Stock"), and 5,000,000 shares shall be preferred shares, par value $0.001 per share (the "Preferred Stock").

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3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 2,000,000 common stock

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4.  Effective date of filing (optional):
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        (must not be later than 90 days after the certificate is filed)

5.  Officer Signature (required): /s/ Illegible.
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*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This filing must be accompanied by                     Nevada Secretary of State
appropriate fees.  See attached fee                        AM  78.385 Amend 2003
schedule.                                                       Revised 11/03/03


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